     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 2001

                                                      REGISTRATION NO. 333-62252
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                         ------------------------------
                        WATSON WYATT & COMPANY HOLDINGS

             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                          6719                    52-2211537
  (State or Other Jurisdiction          (Primary Standard          (I.R.S. Employer
of Incorporation or Organization)          Industrial           Identification Number)
                                   Classification Code Number)

                              1717 H STREET, N.W.
                             WASHINGTON, D.C. 20006
                                 (202) 715-7000

         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                                 JOHN J. HALEY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        WATSON WYATT & COMPANY HOLDINGS
                         1717 H STREET, N.W., SUITE 800
                             WASHINGTON, D.C. 20006
                                 (202) 715-7000

      (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)
                         ------------------------------

                                   COPIES TO:

        BRIAN J. LANE, ESQ.               WALTER W. BARDENWERPER, ESQ.          WILLIAM J. GRANT, JR., ESQ.
      RONALD O. MUELLER, ESQ.             JAMES S. MINOGUE, III, ESQ.             WILLKIE FARR & GALLAGHER
    GIBSON, DUNN & CRUTCHER LLP               HONG LE NGUYEN, ESQ.                    787 SEVENTH AVE.
    1050 CONNECTICUT AVENUE, NW         WATSON WYATT & COMPANY HOLDINGS             NEW YORK, N.Y. 10019
       WASHINGTON, D.C. 20036            1717 H STREET, N.W., SUITE 800                 212-728-8000
           (202) 955-8500                    WASHINGTON, D.C. 20006
                                                 (202) 715-7000

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

    If the only securities being registered in this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED              PROPOSED
                                                                    MAXIMUM               MAXIMUM
        TITLE OF EACH CLASS OF                AMOUNT            OFFERING PRICE           AGGREGATE             AMOUNT OF
     SECURITIES TO BE REGISTERED         TO BE REGISTERED          PER UNIT          OFFERING PRICE(1)     REGISTRATION FEE
Class A common stock offered by
  selling shareholders, par value $.01
  per share...........................       2,845,715              $22.00              $62,605,730             $15,651
Class A common stock offered by
  selling shareholders, par value $.01
  per share, subject to the exercise
  of the underwriters'
  over-allotment......................         442,500              $22.00              $ 9,735,000             $ 2,434
Class A common stock offered by Watson
  Wyatt & Company Holdings, par value
  $.01 per share......................         104,285              $22.00              $ 2,294,270             $   574
Total.................................       3,392,500              $22.00              $74,635,000             $18,659(2)

(1) Estimated under Rule 457(c) solely for the purpose of calculating the registration fee.

(2) Previously paid.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT THEREAFTER SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts, other than SEC, NASD and NYSE fees, are estimates.

SEC registration fee........................................  $ 18,659
NASD filing fee.............................................     7,964
NYSE listing fee............................................    11,874
Printing and engraving expenses.............................   150,000
Legal fees and expenses.....................................    75,000
Accounting fees and expenses................................    75,000
Blue sky fees and expenses..................................    10,000
Transfer agent and registrar fees and expenses..............    10,000
Miscellaneous fees and expenses.............................    76,503
                                                              --------
Total.......................................................  $435,000
                                                              --------

Watson Wyatt Holdings will bear all of the expenses shown above.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

    Section 145 of the Delaware General Corporation Law further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

    Our certificate of incorporation provides that no director shall be personally liable to Watson Wyatt Holdings or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

    - for any breach of that director's duty of loyalty to Watson Wyatt Holdings or its stockholders;

    - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

    - under Section 174 of the Delaware General Corporation Law; or

    - for any transaction from which the director derived an improper personal benefit.

    Our bylaws provide that we must indemnify our directors, officers and employees against any liability incurred in connection with any proceeding in which they may be involved as a party or otherwise, by reason of the fact that he or she is or was a director, officer, employee, or agent of Watson Wyatt Holdings or is or was serving at the request of Watson Wyatt Holdings as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity or enterprise, to the fullest extent authorized by the laws of Delaware.

    Such indemnification may include advances of expenses prior to the final disposition of such proceeding.

ITEM 16. EXHIBITS INDEX


EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
         1.1            Form of Underwriting Agreement

         3.1            Form of Amended and Restated Certificate of Incorporation of
                        Watson Wyatt & Company Holdings (1)

         3.2            Amended and Restated Bylaws of Watson Wyatt & Company
                        Holdings (2)

         4.1 Specimen Certificate for Watson Wyatt & Company Holdings' class A common stock (1)

         5.1            Opinion of Gibson, Dunn & Crutcher, LLP

        10.1            Amended and Restated Credit Agreement, Among Bank of
                        America, N.A. and Others dated October 6, 2000 (3)

        10.2            Agreement with David B. Friend, M.D., dated October 22,
                        1999 (1)

        10.5            Form of agreement among Watson Wyatt & Company, Watson
                        Wyatt & Company Holdings and employee directors, executive officers and significant stockholders restricting the transfer of shares (4)

        21.1            Subsidiaries of Watson Wyatt & Company Holdings**

        23.1            Consent of PricewaterhouseCoopers LLP

        23.2            Consent of Gibson, Dunn & Crutcher LLP (included in
                        Exhibit 5.1)

        27.1            Financial Data Schedule (5)


------------


** Previously filed


1  Incorporated by reference to Watson Wyatt & Company Holdings' Form S-3,
    Amendment No. 1 (File No. 333-94973), filed on March 17, 2000

2 Incorporated by reference to Watson Wyatt & Company Holdings' form 10-Q filed on May 2, 2001

3 Incorporated by reference to Watson Wyatt & Company Holdings' 10-Q for the quarter ended September 30, 2000, filed on November 14, 2000.

4  Incorporated by reference to Watson Wyatt & Company Holdings' Form S-3,
    Amendment No. 5 (File No. 333-94973), filed on September 14, 2000

5 Incorporated by reference to Watson Wyatt & Company's annual report on Form 10-K/A for fiscal year ended June 30, 2000 (File No. 0-20724), filed on September 28, 2000

ITEM 17. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement (No. 333-62252) to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on June 20 2001.


                                                       WATSON WYATT & COMPANY HOLDINGS

                                                       By:               /s/ JOHN J. HALEY
                                                              --------------------------------------

                                                       Name:               John J. Haley

                                                       Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement (No. 333-62252) has been signed by the following persons in the capacities and on the dates indicated below:



                  SIGNATURE                                    TITLE                       DATE
                  ---------                                    -----                       ----
              /s/ JOHN J. HALEY
    ------------------------------------       President and Chief Executive Officer   June 20, 2001
             Name: John J. Haley

              /s/ CARL D. MAUTZ                Chief Financial Officer (Principal
    ------------------------------------         Financial Officer and Principal       June 20, 2001
             Name: Carl D. Mautz                 Accounting Officer)

           /s/ THOMAS W. BARRATT*
    ------------------------------------                      Director                 June 20, 2001
           Name: Thomas W. Barratt

         /s/ ELIZABETH M. CAFLISCH*
    ------------------------------------                      Director                 June 20, 2001
         Name: Elizabeth M. Caflisch

            /s/ PAULA A. DELISLE*
    ------------------------------------                      Director                 June 20, 2001
           Name: Paula A. DeLisle

          /s/ BARBARA H. FRANKLIN*
    ------------------------------------                      Director                 June 20, 2001
          Name: Barbara H. Franklin

                  SIGNATURE                                    TITLE                       DATE
                  ---------                                    -----                       ----
         /s/ DAVID B. FRIEND, M.D.*
    ------------------------------------                      Director                 June 20, 2001
         Name: David B. Friend, M.D.

            /s/ JOHN J. GABARRO*
    ------------------------------------                      Director                 June 20, 2001
            Name: John J. Gabarro

            /s/ ERIC P. LOFGREN*
    ------------------------------------                      Director                 June 20, 2001
            Name: Eric P. Lofgren

            /s/ DAVID P. MARINI*
    ------------------------------------                      Director                 June 20, 2001
            Name: David P. Marini

    ------------------------------------                      Director
         Name: R. Michael McCullough

             /s/ GAIL E. MCKEE*
    ------------------------------------                      Director                 June 20, 2001
             Name: Gail E. McKee

            /s/ KEVIN L. MEEHAN*
    ------------------------------------                      Director                 June 20, 2001
            Name: Kevin L. Meehan

              /s/ J.P. ORBETA*
    ------------------------------------                      Director                 June 20, 2001
              Name: J.P. Orbeta

             /s/ GILBERT T. RAY*
    ------------------------------------                      Director                 June 20, 2001
            Name: Gilbert T. Ray

            /s/ PAUL N. THORNTON*
    ------------------------------------                      Director                 June 20, 2001
           Name: Paul N. Thornton

          /s/ CHARLES P. WOOD, JR.*
    ------------------------------------                      Director                 June 20, 2001
         Name: Charles P. Wood, Jr.


*By:               /s/ WALTER W. BARDENWERPER
             --------------------------------------
                     Walter W. Bardenwerper
                        ATTORNEY-IN-FACT